
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in federally tax-exempt revenue bonds, which financed construction and/or ownership of multi-family residential properties. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying financial statements.
</LEGEND>
<NAME> DEAN WITTER/COLDWELL BANKER TAX EXEMPT MORTGAGE FUND, L.P.
<CIK> 0000794449

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       5,846,816
<SECURITIES>                                         0
<RECEIVABLES>                                  463,512
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             110,645,106<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                 109,655,874<F2>
<TOTAL-LIABILITY-AND-EQUITY>               110,645,106<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,888,823<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               298,743
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,590,080
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,590,080
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,590,080
<EPS-PRIMARY>                                      .73<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include investment in revenue bonds of $102,401,043, net deferred expenses of $1,314,249 and other assets of $619,486.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $989,232.
<F4>Total revenue includes interest income of $5,888,823.
<F5>Represents net income per Assigned Benefit Certificate.

